EXHIBIT 2.3

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER

THIS AMENDMENT NO 1. TO AGREEMENT AND PLAN OF MERGER (this “Amendment Agreement”) is made and entered into effective as of June 30, 2008, by and among Ariel Way, Inc., a Florida corporation (“Buyer”), Lime Truck, Inc., a Delaware corporation (formerly, Lime Truck Acquisition Corporation) (“Buyer Sub”), Lime Media Group, Inc., a Texas corporation (formerly, Lime Truck, Inc.) (“Company Affiliate”), Melody Mayer (“Mayer”), Heath Hill (“Hill”) and Charles Warren (“Warren”).  Except as otherwise indicated, defined terms used herein shall have the same meaning as set forth in the Agreement and Plan of Merger, dated effective as of April 30, 2008 (the “Merger Agreement”), by and among the foregoing parties and Lime Media, LLC, a Texas limited liability company (“Lime Media”).

WITNESSETH:

WHEREAS, pursuant to the terms of the Merger Agreement, Lime Media was merged (the “Merger”) with and into Buyer Sub, and Buyer Sub became the surviving corporation of the Merger; and

WHEREAS, the Merger became effective upon the filing of a Certificate of Merger by Buyer Sub with the State of Delaware on or about May 6, 2008; and

WHEREAS, pursuant to Section 1.7(b) of the Merger Agreement, the Buyer issued to Mayer, Hill and Warren certain Acquisition Promissory Notes as part of the Merger Consideration, the principal amount and interest thereunder being due at the Second Closing, as such term is defined in Section 1.7(b) of the Merger Agreement; and

WHEREAS, Buyer, Buyer Sub, Company Affiliate, Mayer, Hill and Warren desire to amend certain provisions of the Merger Agreement and its schedules to extend the date of the Second Closing and acknowledge that, contemporaneously herewith, certain conforming amendments are being made to the Acquisition Promissory Notes.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, warranties, and agreements contained herein and other good and valuable consideration, receipt of which is hereby acknowledged by the parties hereto, and intending to be legally bound hereby, the parties hereto agree as follows:

Section 1.

Section 1.7(b) of the Merger Agreement is hereby amended by deleting in its entirety the second sentence thereof and inserting in lieu thereof the following:

The principal amount of each of the Acquisition Promissory Notes shall be payable by the Buyer to the Members on or before the earlier of (i) the business day immediately following the date the Buyer receives gross proceeds from a financing of $3,500,000.00 or more, (ii) 45 days after the  Buyer Sub’s completion at  Buyer Sub’s expense of the audit of the December 31, 2007 financial statements, and any unaudited interim financial statements of the Company and its Subsidiaries required to be filed by the Buyer with the SEC pursuant to Regulation S-X, or (iii) September 30, 2008.

Section 2.

Schedule 1.7(b) to the Merger Agreement is hereby amended by deleting in its entirety the first sentence of the second full paragraph of subparagraph (b) and inserting in lieu thereof the following:

The principal amount of each of the Acquisition Promissory Notes shall be payable by the Buyer to the Members on or before the earlier of (i) the business day immediately following the date the Buyer receives gross proceeds from a financing of $3,500,000.00 or more, (ii) 45 days after the  Buyer Sub’s  completion at  Buyer Sub’s expense of the audit of the December 31,  2007 financial statements, and any unaudited interim financial statements of the Company and its Subsidiaries required to be filed by the Buyer with the SEC pursuant to Regulation S-X, or (iii) September 30, 2008.

Section 3.

Except as set forth hereinabove, all other provisions of the Merger Agreement will remain in full force and effect.

Section 4.

This Amendment Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts executed in and to be performed entirely within that State, without regard to the conflict of law provisions of such state.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment Agreement effective as of the date first written above.

ARIEL WAY, INC.

By:

Name:	Arne Dunhem

Title:	Chairman and CEO

Dated:

LIME TRUCK, INC.

By:

Name:	Arne Dunhem

Title:	President

Dated:

LIME MEDIA GROUP, INC.

By:

Name:

Title:

Dated:

MELODY MAYER

Signed:

Dated:

HEATH HILL

Signed:

Dated:

CHARLES WARREN

Signed:

Dated:

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